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                                 EXHIBIT 10(h)

                              BANC ONE CORPORATION

                     SUPPLEMENTAL EMPLOYEES RETIREMENT PLAN

PURPOSE

The purpose of the BANC ONE CORPORATION Supplemental Employees Retirement Plan (the "Supplemental Plan") which was originally known as the Benefits Equalization Plan of First Banc Group of Ohio, Inc. and Its Subsidiaries adopted by the Board of Directors of BANC ONE CORPORATION on October 24, 1977 and amended as of October 21, 1986, January 1, 1989 and April 20, 1992 and hereby further amended and restated as of January 1, 1993 is solely to provide retirement benefits, for employees of BANC ONE CORPORATION and its Subsidiaries, who participate in the BANC ONE CORPORATION Retirement Plan (the "Basic Retirement Plan"), in excess of the limitations on qualified retirement plan benefits imposed by provisions of Sections 415, 401(a)(17) and 404(1) of the Internal Revenue Code.

The Supplemental Employees Retirement Plan is a non-funded, supplemental deferred compensation plan structured to benefit Participants in a manner which provides incentive to improve the profitability, competitiveness and growth of BANC ONE and its Subsidiaries.

EFFECTIVE DATE

The Effective Date of this amended Supplemental Employees Retirement Plan is January 1, 1993.





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                                   ARTICLE I

                                  DEFINITIONS

For the purpose of this Supplemental Plan, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates otherwise:

SECTION 1.1 - BASIC RETIREMENT PLAN

"Basic Retirement Plan" means the BANC ONE CORPORATION Retirement Plan established effective January 1, 1947 and amended as of January 1, 1969, January 1, 1989, and various dates subsequent thereto, and hereafter amended from time to time, or any successor thereto.

SECTION 1.2 - BASIC RETIREMENT PLAN BENEFIT

"Basic Retirement Plan Benefit" means the benefit payable to a Participant pursuant to the Basic Retirement Plan based on Credited Service recognized by said plan for benefit accrual, by reason of his termination of employment with the Corporation and its Subsidiaries.

SECTION 1.3 - BASIC RETIREMENT PLAN SURVIVING SPOUSE BENEFIT

"Basic Retirement Plan Surviving Spouse Benefit" means the pre-retirement determination of survivor's benefit made pursuant to Article VI of the Basic Retirement Plan.

SECTION 1.4 - BENEFIT COMMENCEMENT DATE

"Benefit Commencement Date" means the first day of the second month following the termination of employment or such later date as the Supplemental Retirement Benefit can be determined on which the participant shall receive payments under the Supplemental Plan.

SECTION 1.5 - BOARD

"Board" means the Board of Directors of BANC ONE CORPORATION.

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SECTION 1.6 - CODE

"Code" means the Internal Revenue Code of 1986 as amended from time to time, and any regulations relating thereto.

SECTION 1.7 - CORPORATION

"Corporation" means BANC ONE CORPORATION, an Ohio corporation and, to the extent provided in Section 6.5 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Corporation or a transfer or sale of substantially all of the assets of the Corporation.

SECTION 1.8 - CREDITED SERVICE

"Credited Service" for benefit accrual shall mean the same as defined in
Article III of the Basic Retirement Plan.

SECTION 1.9 - EARLY RETIREMENT DATA

"Early Retirement Date," for a Participant who at termination of employment had attained age 55 and completed 10 or more Years of Service, shall be the first day of any month following termination of employment and prior to his Normal Retirement Date.

SECTION 1.10 - FINAL AVERAGE COMPENSATION

One-twelfth (1/12) of the average of the highest consecutive five (5) years' annual Compensation of the last ten (10) Plan Years worked immediately preceding the Participant's Retirement or termination of employment whichever first occurs. For a Participant who incurs an Approved Absence or who is rehired after a Break in Service with his Pre-break Service restored, the Plan Years prior to and following his Approved Absence or Break in Service shall be considered consecutive Plan Years even though they were not contiguous. For purposes of this Supplemental Plan, Compensation shall mean an employee's basic salary or wage paid by the Corporation and its Subsidiaries plus fifty percent (50%) of overtime, commissions, shift and other differential pay, accrued bonuses, and compensation received as a result of periodic special


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incentive programs.  Compensation shall not include grants, awards or benefits received under or attributable to incentive plans such as stock options, stock appreciation rights, stock awards, or performance shares and compensation shall not include life insurance, club memberships, or other benefits which are provided by the Corporation or its Subsidiaries to the Participant and which, for purposes of income or social security tax, constitute imputed income to the Participant. With respect to an Employee who transferred directly into the employ of the Corporation or its Subsidiaries from a Related Company, applicable earnings for services rendered to the Related Company shall be treated as Compensation from the Corporation for purposes of this Supplemental Plan. Compensation shall also include any salary deferral amounts under any employer plan qualified under Sections 125 or 401(k) of the Internal Revenue Code.

Compensation shall also include 100% of any salary deferral amounts made by a Participant under the BANC ONE Supplemental Executive Security Savings Plan and 50% of bonus deferral amounts under the BANC ONE CORPORATION Key Management Incentive Compensation Deferral Plan.

SECTION 1.11 - FOR CAUSE

"For Cause" means termination of employment for any act of misconduct which materially affects BANC ONE CORPORATION or its Subsidiaries, its customers or clients in a negative manner or termination for any act of dishonesty or breach of trust.

SECTION 1.12 - LATE RETIREMENT DATE

"Late Retirement Date" means the first day of the month next following the later of the Participant's Normal Retirement Date or actual termination of employment with BANC ONE CORPORATION or its Subsidiaries.

SECTION 1.13 - NORMAL RETIREMENT DATE

"Normal Retirement Date" means the first day of the month next following the Participant's 65th birthday.


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SECTION 1.14 - PARTICIPANT

"Participant" means a salaried employee of the Corporation or of a Subsidiary of the Corporation (a) who is in a select group of management or highly compensated employees; (b) who is a participant under the Basic Retirement Plan (or any successor to or replacement of the Basic Retirement Plan); and c) who is eligible to receive a Basic Retirement Plan Benefit, the amount of which is reduced by reason of any limitations on benefits by the application of Sections 415, 401(a)(17) and 404(1) of the Code.

SECTION 1.15 - SERVICE

One year of "Service" is granted for each calendar year of employment during which the Participant is compensated for 1000 or more hours, pursuant to
Article III of the Basic Retirement Plan.

SECTION 1.16 - SUPPLEMENTAL PLAN

"Supplemental Plan" means the BANC ONE CORPORATION Supplemental Employees Retirement Plan as described herein.

SECTION 1.17 - SUPPLEMENTAL RETIREMENT BENEFIT

"Supplemental Retirement Benefit" means that benefit, if any, payable to a Participant pursuant to this Supplemental Plan by reason of his termination of employment with the Corporation or its Subsidiaries.

SECTION 1.18 - SUPPLEMENTAL SURVIVING SPOUSE BENEFIT

"Supplemental Surviving Spouse Benefit" means the benefit payable to a Surviving Spouse pursuant to this Supplemental Plan.

SECTION 1.19 - SURVIVING SPOUSE

"Surviving Spouse" means a person who is married to a Participant at the date of his death.


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                                   ARTICLE II

                        SUPPLEMENTAL RETIREMENT BENEFITS

SECTION 2.1 - ELIGIBILITY

To receive a benefit under this Supplemental Plan a Participant must qualify for a benefit under the Basic Retirement Plan, have attained the age of 55 while in active service, completed 10 years of Credited Service and have terminated his employment relationship with the Corporation or its Subsidiaries. In no event shall an employee who is not entitled to benefits under the Basic Retirement Plan be eligible for a benefit under this Supplemental Plan.

SECTION 2.2 - INCORPORATION OF THE BASIC RETIREMENT PLAN

The Basic Retirement Plan, with any amendments thereto in effect, shall be attached hereto and is hereby incorporated by reference into and shall be a part of this Supplemental Plan as if set forth herein. Any amendment made to the Basic Retirement Plan shall also be incorporated by reference into and form a part of this Supplemental Plan, effective as of the effective date of such amendment. The Basic Retirement Plan, whenever referred to in this Supplemental Plan, shall mean the Basic Retirement Plan as it exists on the date any determination is made of benefits payable under this Supplemental Plan. All terms used herein shall have the meanings assigned to them under the provisions of the Basic Retirement Plan unless otherwise qualified by this Plan.

SECTION 2.3 - AMOUNT OF BENEFIT

A Participant who has met the eligibility requirements of Section 2.1 above shall be entitled to receive a lump sum Supplemental Retirement Benefit payable on the Benefit Commencement Date, in an amount equal to:

(a) the actuarial equivalent of the straight life annuity amount of the Basic Retirement Plan Benefit to which the Participant would have been entitled under the BANC ONE formula based on Credited Service under the Basic


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     Retirement Plan if such benefit were computed using the Final Average
     Compensation without any limitations on benefits imposed by application of Sections 415, 401(a)(17) or 404(1) of the Code;

                                     MINUS

(b) the actuarial equivalent of the straight life annuity amount of the respective Basic Retirement Benefit actually payable to the eligible Participant under the Basic Retirement Plan.

The amounts described herein shall be determined by the same actuarial adjustments as those specified in the Basic Retirement Plan and computed as of the date of termination of employment of the Participation with the Corporation and all of its Subsidiaries.

SECTION 2.4 - BENEFIT ELECTION AND APPROVAL OF CORPORATION

Participant may elect the Normal Retirement Date, the Late Retirement Date or Early Retirement Date as defined in the Basic Retirement Plan. Subject to the provisions of the Basic Retirement Plan, benefits commencing prior to the Normal Retirement Date shall be actuarially reduced in accordance with provisions of the Basic Retirement Plan which pertains to calculation of benefit amounts.

SECTION 2.5 - VESTING

In the event that Participant remains an employee of BANC ONE CORPORATION or any of its Subsidiaries after having attained the age of 55 and completed 10 years of Credited Service, his right to Supplemental Benefits shall thereafter be vested, but no Supplemental Benefits shall be payable hereunder to or in respect to him until the Benefit Commencement Date.





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                                  ARTICLE III

                     SUPPLEMENTAL SURVIVING SPOUSE BENEFIT

SECTION 3.1 - ELIGIBILITY FOR SUPPLEMENTAL SURVIVING SPOUSE BENEFIT

A Supplemental Surviving Spouse Benefit will be paid to the Surviving Spouse under the terms of this Article, if:

    a.) a Participant has attained the age of 55 while in active service, b.) a Participant has at least ten (10) years of Credited Service, and c.) a Participant dies while actively employed by BANC ONE CORPORATION or one of its Subsidiaries.

SECTION 3.1 - AMOUNT OF BENEFIT

The amount of the Supplemental Surviving Spouse Benefit payable to a Surviving Spouse shall be equal to:

(a) the amount of the Basic Retirement Plan Surviving Spouse Benefit to which the Surviving Spouse would have been entitled under the BANC ONE formula based on Credited Service under the Basic Retirement Plan if such benefit were computed using the Final Average Compensation without giving effect to any limitation on benefits imposed by application of Sections 415, 401(a)(17) or 404(1) of the Code;

                                     MINUS

(b) the amount of the Basic Retirement Plan Surviving Spouse Benefit actually payable to the Surviving Spouse under the Basic Retirement Plan.

SECTION 3.3 - FORM AND COMMENCEMENT OF BENEFIT

A Supplemental Surviving Spouse Benefit shall be computed as of the date of Participant's death and payable in a lump sum on the Benefit Commencement Date. The amount of the lump sum payment shall be determined by the same actuarial adjustments as specified in the Basic Retirement Plan concerning calculation of the Surviving Spouse Benefit.


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SECTION 3.4 - RIGHTS TO BENEFITS

Nothing contained in this Supplemental Plan is intended to give or shall give any spouse or former spouse of a Participant or any other person any right to benefits under this Supplemental Plan by virtue of Code Sections 401(a)(11) and 417 (relating to qualified pre-retirement survivor annuities and qualified joint and survivor annuities) or Code Sections 401(a)(13)(B) and 414(p) (relating to qualified domestic relations orders) as amended.





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                                   ARTICLE IV

                                 ADMINISTRATION


SECTION 4.1 - ADMINISTRATIVE POWERS AND DUTIES

The Corporation shall have the primary administrative responsibility for the Supplemental Plan including all policy and discretionary decisions. The Corporation shall also interpret the provisions of the Supplemental Plan where necessary and adopt procedures for the administration of the Supplemental Plan. Any determination or decision by the Corporation shall be conclusive and binding on all persons.

All provisions set forth in the Basic Retirement Plan with respect to the administrative powers and duties of the Corporation, expenses of administration, and procedures for filing claims shall also be applicable with respect to the Supplemental Plan. The Corporation shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Corporation with respect to the Supplemental Plan.

SECTION 4.2 - INDEMNIFICATION

To the extent permitted by law and as authorized in Section 4.2 herein, any person, persons or entity authorized to act on behalf of the Corporation, shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Supplemental Plan, unless attributable to his/their own gross negligence or willful misconduct. The Corporation shall indemnify the said person, persons or entity against any and all claims, losses, damages, expenses, including counsel fees, incurred by him/them, and any liability, including any amounts paid in settlement with his/their approval, arising from his/their action or failure to act, except when the same is judicially determined to be attributable to his/their gross negligence or willful misconduct.



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SECTION 4.3 - RECORDS

The Corporation shall keep such records as shall be proper, necessary or desirable to effectuate the purpose of the Plan. To the extent that the Corporation shall prescribe forms for use by the Participants and their Surviving Spouse in communicating with the Corporation and shall establish periods during which communications must be received, it shall be protected in disregarding any notice or communication for which a form shall so have been prescribed and which shall not be made in such form and any notice or communication for the receipt of which a period shall so have been established and which shall not be received during such period. The Corporation shall also be protected in acting upon any notice or other communication purporting to be signed by any person and reasonably believed to be genuine and accurate, including the Participant's current mailing address.

SECTION 4.4 - DETERMINATIONS

All determinations hereunder made by the Corporation shall be made in the sole and absolute discretion of the Corporation.

In the event that any disputed matter shall arise hereunder, including, without in any manner limiting the generality of the foregoing, any matter relating to the eligibility of any person to participate under the Supplemental Plan, the participation of any person under the Supplemental Plan and, the amounts payable to any person under the Supplemental Plan and the applicability and the interpretation of the provisions of the Supplemental Plan, the decision of the Corporation upon such matter shall be binding and conclusive upon all persons, including, without in any manner limiting the generality of the foregoing, the Corporation, its directors, all persons at any time in the employ of the Corporation, the Participants and their Surviving Spouses and upon the respective successors, assigns, executors, administrators, heirs, next-of-kin and distributees of all the foregoing.

SECTION 4.5 - INCAPACITY OF RECIPIENT

If any person entitled to a benefit payment under the Supplemental Plan is deemed by the Corporation to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefore shall


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have been made by a duly appointed guardian or other legal representative of such person, the Corporation may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and shall completely discharge all liability of the Corporation and the Supplemental Plan therefor.

SECTION 4.6 - ACCELERATION OF BENEFIT PAYMENTS

The Corporation hereby reserves the right to accelerate the payment of Supplemental Plan distributions without the consent of the Participant or the Participant's Surviving Spouse, estate or any other person or persons claiming through or under the Participant. In making such determinations, due consideration may be given to the health, financial circumstances and family obligations of the Participant. In this regard, the Participant may be consulted, however, he shall have no voice in the decision reached nor any right to an accelerated payment. The Corporation's determination shall be final and conclusive upon the Participant and the Surviving Spouse.

SECTION 4.7 - ACTION BY THE CORPORATION

Any action by the Corporation under this Supplemental Plan may be by resolution of its Board of Directors, or by any person, persons, or entity duly authorized by resolution of said Board to take such action.

SECTION 4.7 - NONALIENATION OF BENEFITS

Except as otherwise provided by law, no benefit, payment or distribution under this Supplemental Plan shall be subject either to the claim of any creditor of a Participant or Surviving Spouse, or to attachment, garnishment, levy, execution or other legal or equitable process, by any creditor of such person, and no such person shall have any right to alienate, commute, anticipate or assign (either at law or equity) all or any portion of any benefit, payment or distribution under this Supplemental Plan.

The Supplemental Plan shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagement or torts of any person entitled to benefits hereunder.


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In the event that any Participant's benefits are garnished or attached by order of any court, the Corporation may elect to bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Supplemental Plan. During the pendency of said action, any benefits that become payable may be paid into the court as they become payable, to be distributed by the court to the recipient as it deems proper at the close of said action.





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                                   ARTICLE V

                            AMENDMENT OR TERMINATION


SECTION 5.1 - AMENDMENT AND TERMINATION

The Corporation reserves the right in its sole discretion to amend or terminate this Supplemental Plan at any time. In the event of a termination, the Corporation in its sole discretion may pay Supplemental Retirement benefits to those Participants participating in the Supplemental Plan on the date of such termination, to the extent such Supplemental Retirement Benefits would be otherwise payable as defined in Section 2.1, 2.3 and 2.5, determined on the basis that each Participant's presumed retirement date was the date the Supplemental Plan was terminated. However, no amendment or termination shall affect any Supplemental Retirement Benefit then being paid to Participants or Surviving Spouses under this Supplemental Plan as determined prior to such effective date of the amendment or termination.





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                                   ARTICLE VI

                               GENERAL PROVISIONS


SECTION 6.1 - GENERAL CONDITIONS

Except as otherwise expressly provided herein, all terms and conditions of the Basic Retirement Plan applicable to a Basic Retirement Plan Benefit or a Basic Retirement Plan Surviving Spouse Benefit shall also be applicable to a Supplemental Retirement Benefit or a Supplemental Surviving Spouse Benefit payable hereunder. Any Basic Retirement Plan Benefit or Basic Retirement Plan Surviving Spouse Benefit or any other benefit payable under the Basic Retirement Plan shall be paid solely in accordance with the terms and conditions of the Basic Retirement Plan and nothing in this Supplemental Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Basic Retirement Plan.

SECTION 6.2 - RIGHTS TO BENEFITS

No Participant or Surviving Spouse shall have any right to a benefit under the Supplemental Plan except in accordance with the terms of the Supplemental Plan.

No Participant, Surviving Spouse or any other person shall have any interest in any particular assets of the Corporation by reason of the right to receive a benefit under the Supplemental Plan and any such Participant, Surviving Spouse or other person shall have only the rights of a general unsecured creditor of the Corporation with respect to any rights under the Supplemental Plan.

Nothing contained in the Supplemental Plan shall constitute a guaranty by the Corporation or any other entity or person that the assets of the Corporation will be sufficient to pay any benefit hereunder.





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SECTION 6.3 - OFFSETS TO BENEFITS

Notwithstanding any provisions of the Supplemental Plan to the contrary, the Corporation may, in its sole and absolute discretion, enforce the right of offset against any amounts to be paid to a Participant under the Supplemental Plan against any debt of the Participant which has been reduced to judgment in favor of BANC ONE CORPORATION or any of its Subsidiaries.

SECTION 6.4 - FORFEITURE OF BENEFITS

Notwithstanding any provisions of this Supplemental Plan to the contrary, benefits under this Supplemental Plan shall be forfeited upon:

a) termination of employment prior to: attaining the age of 55, having 10 years of Credited Service, and vesting under Basic Retirement Plan; or

b)  death of a Participant who is not survived by a Surviving Spouse; or

c)  termination of the Participant's employment by the Corporation For Cause;
    or

d)  the benefit is unclaimed pursuant to Section 6.7 below.

SECTION 6.4 - FORFEITURE OF BENEFITS

The Supplemental Plan shall not be automatically terminated by a transfer or sale of assets of the Corporation or by the merger or consolidation of the Corporation into or with any other corporation or other entity when the Corporation is not the surviving or continuing corporation, but the Supplemental Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Supplemental Plan. In the event that the Supplemental Plan is terminated by the transferee, purchaser or successor entity, the transferee, purchaser or successor entity shall be obligated to pay Supplemental Retirement Benefits to those Participants participating in the Supplemental Plan on the date of such termination, to the extent such Supplemental Retirement Benefits would be otherwise payable as defined in
Section 2.1, 2.3 and 2.5, determined on the basis that each Participant's presumed retirement date/termination date was the date the Supplemental Plan was terminated.


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SECTION 6.6 - LIMITATIONS ON LIABILITY

Notwithstanding any of the preceding provisions of the Supplemental Plan, neither the Corporation nor any individual acting as an employee or agent of the Corporation shall be liable to any Participant, former Participant, Surviving Spouse or any other person for any claim, loss, liability or expense incurred in connection with the Supplemental Plan.

SECTION 6.7 - UNCLAIMED BENEFIT

Each Participant and Surviving Spouse of the Participant shall keep the Corporation informed of his current address and the current address of his spouse. The Corporation shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Corporation within three (3) years from the date on which payment of the Participant's Supplemental Retirement Benefit may be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Corporation is unable to locate any Surviving Spouse of the Participant, then the Corporation shall have no further obligation to pay any benefit hereunder to such Participant or Surviving Spouse or any other person and such benefit shall be irrevocably forfeited.

SECTION 6.8 - ERISA STATUS

This Supplemental Plan shall constitute a plan which is unfunded and which is maintained solely for the purpose of providing benefits in excess of the limits imposed by Code Section 415 to a select group of Employees within the meaning of Section 202(2), 301(a)(3) and 401(a)(1) of ERISA and the ERISA reporting and disclosure regulations.

SECTION 6.9 - CONSTRUCTION

In the construction of the Supplemental Plan, the masculine shall include the feminine and the singular the plural in all cases unless qualified by the


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context.  Any headings used herein are included for ease of reference only and are not to be construed so as to alter the terms hereof.

SECTION 6.10 - CONTROLLING LAW

The law of the State of Ohio shall be the controlling state law in all matters relating to the Supplemental Plan and shall apply to the extent that it is not preempted by the laws of the United States of America.

SECTION 6.11 - EFFECT OF INVALIDITY OF PROVISION

If any provision of this Supplemental Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Supplemental Plan shall be construed and enforced as if such provision had not been included.

SECTION 6.12 - CONTINUED EMPLOYMENT

Nothing contained in this Supplemental Plan shall be construed as a contract of employment between the Corporation or any Subsidiary and any Participant, or as a right of any Participant to be continued in employment of the Corporation or any Subsidiary or as a limitation on the right of the Corporation or any Subsidiary to discharge any of its employees, with or without cause.

SECTION 6.13 - STATUS OF PLAN

Nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of asset segregation for the Participant or for any other person or persons to whom benefits are to be paid pursuant to the terms of this Supplemental Plan, the Participant's only interest hereunder being the right to receive the benefits set forth herein. To the extent the Participant or any other person acquires a right to receive benefits under this Supplemental Plan, such right shall be no greater than the right of any unsecured general creditor of the Corporation.



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SECTION 6.14 - PAYMENTS AND EXPENSES

Supplemental Retirement Benefits and Supplemental Surviving Spouse Benefits ("Benefits") shall be payable by the Corporation from its general assets. The cost of the Benefits shall be incurred by each BANC ONE CORPORATION Employer, who has employees participating in this Supplemental Plan. Each such BANC ONE CORPORATION Employer will be regularly assessed and obligated to remit to the Corporation the actuarially determined amount for the Benefits. Such assessments shall be accumulated and shall be maintained as general assets of the Corporation. The Corporation shall maintain appropriate accountings and records for this Supplemental Plan. The expenses of administrating this Supplemental Plan shall be borne by Corporation.

    IN WITNESS WHEREOF, this amended and restated Supplemental Plan shall be effective as of January 1, 1993 and has been executed on behalf of the Corporation by its duly appointed officer this ___ day of __________ , 1993.




                                                  BANC ONE CORPORATION


                                                  By
                                                     --------------------------
                                                       Chief Executive Officer


CORPORATE SEAL





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